UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 3, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

        The disclosure set forth below under “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated into this Item 1.01.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        As reported by Dendrite International, Inc. (the “Company”) on June 6, 2005, George T. Robson has been appointed interim Chief Financial Officer effective June 7, 2005. In connection with this appointment, the Company and Mr. Robson have entered into an employment agreement, dated June 6, 2005 (the “Agreement”). Pursuant to the Agreement, Mr. Robson will act as the Company’s interim Chief Financial Officer until the earlier of October 7, 2005, Mr. Robson’s inability to provide services or any termination of the services by the Company. In consideration for the services provided, the Company will provide the following compensation to Mr. Robson:

                            (a)        A base salary of $50,000 per month;

                            (b)        A completion incentive payment in the amount of $50,000 to be paid provided Mr. Robson serves until after October 7, 2005 or earlier termination by the Company and has not materially breached the Agreement; and

                            (c)        An option to purchase 50,000 shares of the common stock of the Company.

        The Agreement provides for extended medical coverage under the Company’s group health plan for Mr. Robson and his qualifying dependents. Mr. Robson will be reimbursed for reasonable business expenses and is subject to restrictive covenants regarding confidentiality, non-solicitation and non-disparagement.

Item 9.01

Financial Statements and Exhibits

(c)	Exhibits

	10.1	Employment Agreement between Dendrite International, Inc. and George T. Robson, dated June 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2005	DENDRITE INTERNATIONAL, INC. By: /s/ Christine A. Pellizzari ——————————————
Name: Christine A. Pellizzari
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Dendrite International, Inc. and George T. Robson, dated June 6, 2005.